UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2012

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting (the "Annual Meeting") of Shareholders of STRATTEC SECURITY CORPORATION (the "Company") was held on October 9, 2012.  A total of 3,377,514 shares of common stock were eligible and entitled to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.              Proposal 1: Election of Directors:

The following individuals, who were nominated for election to the Board of Directors, were elected by the shareholders at the Annual Meeting for a term of three years expiring at the 2015 annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Harold M. Stratton II	2,538,017	247,133	0
Thomas Florsheim, Jr.	2,588,244	196,906	0

The nominations were made by the Board of Directors and no other nominations were made by any shareholder. Mr. Stratton was completing a three year term as member of the Board of Directors at the date of the Annual Meeting.  Mr. Florsheim was first appointed as a member of the Board of Directors at the Annual Meeting, replacing Robert Feitler, a retiring director.

The terms of the following directors continued after the Annual Meeting: Frank J. Krejci (until the 2013 Annual Meeting of Shareholders), Michael J. Koss (until the 2014 Annual Meeting of Shareholders) and David R. Zimmer (until the 2014 Annual Meeting of Shareholders).

2.              Proposal 2: Advisory (non-binding) vote on the executive compensation awarded to the Company's named executive officers:

The shareholders voted at the Annual Meeting in favor of the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,019,882	175,585	589,683	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date:  October 9, 2012
BY /s/ Patrick J. Hansen
       Patrick J. Hansen, Senior Vice President and
       Chief Financial Officer